                                                     Registration No.  033-53715
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1993

                             TEXAS INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

         DELAWARE                                               75-0832210
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

            1341 W. MOCKINGBIRD LANE, SUITE 700W, DALLAS, TEXAS 75247
               (Address of Principal Executive Offices) (Zip Code)

                  TEXAS INDUSTRIES, INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                                 ROBERT C. MOORE
                        VICE PRESIDENT - GENERAL COUNSEL
                             TEXAS INDUSTRIES, INC.
            1341 W. MOCKINGBIRD LANE, SUITE 700W, DALLAS, TEXAS 75247
                     (Name and address of agent for service)

                                 (972) 647-6700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                          Proposed
                                                           Maximum
            Title of Each                                 Offering          Proposed
         Class of Securities         Amount to be         Price Per    Maximum Aggregate
          to be Registered          Registered(1)          Unit(2)     Offering Price(2)  Amount of Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock
Par Value - $1.00 per share        2,000,000 shares        $32.78        $65,560,000.00            $18,225.68
====================================================================================================================

(1) Plus any additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Computed in accordance with Rules 457 (c) and (h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the shares, as reported by the New York Stock Exchange, on May 17, 1999.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                  The documents listed in (a) through (d) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company or the 1993 Plan pursuant to Sections 13(a), 13(c), 14 or (15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement of which indicates that all shares of Common Stock, $1.00 par value per share offered hereunder, have been sold or that deregister all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

                           (a) The Company's latest annual report filed on Form
                  10-K pursuant to Section 13 or 15(d) of the Exchange Act, which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year ended May 31, 1998 for which such statements have been filed.

                           (b) All other reports filed pursuant to Section 13 or
                  15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

                           (c) The description of the Common Stock contained in
                  the Company's registration statement filed pursuant to section 12(b) or (g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                           (d) All information set forth in the Company's
                  initial registration of the Texas Industries, Inc. 1993 Stock Option Plan on Form S-8, Registration No. 033-53715, filed May 19, 1994.



ITEM 8. EXHIBITS

       15.1 Letter regarding Unaudited Interim Financial Information by Ernst & Young LLP.

       23.1       Consent of Ernst & Young LLP.



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ITEM 9. UNDERTAKINGS

         I.       The undersigned registrant hereby undertakes:

                  A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           1. To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           2. To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration table;

                           3. To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs I(A)(1) and
                  I(A)(2) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         II. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         III. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 18, 1999.

                                              TEXAS INDUSTRIES, INC.
                                              (Registrant)



                                              By:  /s/  RICHARD M. FOWLER
                                                 -------------------------------
                                                   Richard M. Fowler
                                                   Vice President - Finance


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                                INDEX TO EXHIBITS


           Exhibit Number          Description
           --------------          -----------
                15.1               Letter regarding Unaudited Interim Financial  Information by Ernst
                                   & Young LLP.

                23.1               Consent of Ernst & Young LLP.